UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, Replimune Group, Inc. (“Replimune”) announced the appointment of Sushil Patel as its Chief Commercial Officer. In connection with his appointment as Replimune’s Chief Commercial Officer, Replimune and Mr. Patel entered into an employment agreement dated as of February 10, 2021 (as may be amended, the “Employment Agreement”), with an effective date of May 3, 2021 (the “Effective Date”). Beginning on the Effective Date, Mr. Patel will receive an initial annual base salary of $430,000 and will be eligible for an annual discretionary bonus based upon the attainment of certain individual and corporate performance goals established and approved by Replimune. The target amount of Mr. Patel’s annual discretionary bonus is 40% of his annualized base salary. In addition, Mr. Patel will receive a sign-on bonus of $50,000 within 30 days following the Effective Date, provided that he is employed by Replimune on the payment date. Mr. Patel will be required to repay a prorated amount of the sign-on bonus paid to him if, prior to the first anniversary of the Effective Date, his employment terminates by Replimune for Cause or by Mr. Patel for any reason other than Good Reason. Mr. Patel will be eligible for reimbursement for reasonable travel expenses to Replimune’s offices in the Boston, Massachusetts metropolitan area for a period of one year after the Effective Date, and reasonable relocation expenses upon Mr. Patel’s relocation to the Boston, Massachusetts metropolitan area.

Replimune will grant to Mr. Patel a nonqualified stock option to purchase up to 125,000 shares of Replimune’s common stock, $0.001 par value per share (“Common Stock”), on the date he commences employment, at a purchase price per share equal to the closing price per share of Common Stock on the Nasdaq Global Select Market on such date. The option will vest and become exercisable over four years, with 25% vesting and becoming exercisable on the first anniversary of the grant date and the remainder vesting and becoming exercisable monthly for three years thereafter. In addition, Replimune will grant to Mr. Patel restricted stock units representing a right to receive 88,333 shares of Common Stock on the date he commences employment. The restricted stock units will vest over a period of four years, with 25% vesting on May 15, 2022 and the remainder vesting in three annual installments thereafter. The Employment Agreement also provides for customary terms of benefits afforded to Mr. Patel, including the ability to participate in various group insurance plans, reimbursement for necessary and reasonable business expenses and paid time off. The foregoing options and restricted stock units were granted outside of the Company’s 2018 Omnibus Incentive Compensation Plan but will have terms and conditions consistent with those set forth in that plan.

If Mr. Patel’s employment is terminated by Replimune without Cause or by Mr. Patel for Good Reason, and provided that Mr. Patel delivers an effective release of claims in favor of Replimune and all related parties (“Release”), Mr. Patel will be entitled to receive: (i) an amount equal to his annual base salary, with payment made in installments over a 12-month period following termination in accordance with Replimune’s normal payroll practices, and (ii) a lump-sum payment within 60 days following the termination date equal to the COBRA premiums that he would pay if he elected continued health coverage under Replimune’s health plan for Mr. Patel and his dependents for the 12-month period following the termination date (the “COBRA Reimbursements”). Additionally, in the event that Mr. Patel’s employment is terminated by Replimune without Cause or by Mr. Patel for Good Reason on or within one year following a Change of Control, provided that Mr. Patel delivers an effective Release, Mr. Patel will be entitled to receive (A) an amount equal to his annual base salary, plus his target annual discretionary bonus for the year of termination, with payment made in installments over the 12-month period following the termination date in accordance with Replimune’s normal payroll practices, and (B) the COBRA Reimbursements. Further, the Employment Agreement provides that, in the event that Mr. Patel becomes entitled to receive payments that constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Mr. Patel with a greater net after-tax benefit than would no reduction.

Pursuant to the Employment Agreement, Mr. Patel is subject to customary non-competition and non-solicitation covenants during the term of his employment and for a period of one year thereafter. Mr. Patel is also subject to customary confidentiality restrictions.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which we intend to file as an exhibit to our annual report on Form 10-K for the year ended March 31, 2021. Capitalized terms used above without definition have the meanings given to such terms in the Employment Agreement.

Mr. Patel, age 50, has served as VP, Franchise Head Oncology at Genentech, Inc. since April 2018, and previously held various positions of increasing responsibility at Genentech, Inc. since 2002. From 1999 to 2002, Mr. Patel was Senior Consultant at Front Line Strategic Management Consulting. Previously, Mr. Patel was Senior Research Executive at IMS Health in the Pharma Strategy Group from 1996 to 1999 and Clinical Research Scientist at Central Public Health Laboratory from 1993 to 1996. Mr. Patel obtained his Ph.D. in Philosophy and Molecular Biology from the University of London in 1999, his M.S. in Biotechnology from the Imperial College London in 1993, and his B.S. in Microbiology and Microbial Technology from the University of Warwick in 1992.

There are no family relationships between Mr. Patel and any director, executive officer or person nominated or chosen by Replimune to become a director or executive officer of Replimune within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Since the beginning of Replimune’s last fiscal year, Replimune has not engaged in any transaction in which Mr. Patel had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: April 21, 2021	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer